UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IHRT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐        Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2020 (the “Closing Date”), iHeartCommunications, Inc. (“iHeartCommunications”), an indirect, wholly-owned subsidiary of iHeartMedia, Inc., iHeartMedia Capital I, LLC, the other subsidiary guarantors party thereto, Bank of America, N.A. as new administrative agent and new term lender, and Citibank, N.A. as existing administrative agent under that certain Credit Agreement, dated as of May 1, 2019 (as amended, the “Credit Agreement” and the term loan facility thereunder, the “Term Loan Facility”), entered into Amendment No. 1 to the Credit Agreement (“Amendment No. 1”). Amendment No. 1 provides for $2,101 million of replacement term loan commitments, which were funded on the Closing Date and used to refinance the existing term loans under the Credit Agreement and pay related fees and expenses. Amendment No. 1 also (i) reduces the interest rate on the replacement term loans to LIBOR plus a margin of 3.00% (from LIBOR plus a margin of 4.00%), or the Base Rate (as defined in the Credit Agreement) plus a margin of 2.00% (from Base Rate plus a margin of 3.00%), (ii) replaces Citibank, N.A. with Bank of America, N.A. as the administrative agent and collateral agent, and (iii) modifies certain covenants contained in the Credit Agreement.

The description of Amendment No. 1 contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of Amendment No. 1, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

In connection with the entry into Amendment No. 1, iHeartCommunications also prepaid at par $150.0 million of borrowings outstanding under the Term Loan Facility with cash on hand. The prepayment and the 100 basis points reduction in interest rate under the Term Loan Facility described above, combined with the refinancing transactions iHeartCommunications completed in August and November 2019, are expected to result in an approximately $40 million reduction in annualized cash interest payments compared to the expected annualized cash interest payments indicated by the terms of the $5.8 billion of indebtedness issued upon iHeartCommunications’ emergence from Chapter 11 bankruptcy on May 1, 2019.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, dated as of February 3, 2020, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, certain subsidiary guarantors party thereto, Bank of America, N.A. as new administrative agent and new term lender, and Citibank, N.A. as existing administrative agent under that certain Credit Agreement, dated as of May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: February 3, 2020	By:	/s/ Scott Hamilton
Scott Hamilton
Senior Vice President, Chief Accounting Officer and Assistant Secretary

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